Exhibit 99.1

Franklin BSP Realty Trust, Inc. Announces Closing of NewPoint Holdings JV L.L.C. Acquisition

Creating a Comprehensive One-Stop Solution, Enhancing Long-Term Stockholder Value

New York City, NY – July 1, 2025 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced the closing of its previously announced acquisition of NewPoint Holdings JV L.L.C. (“NewPoint”) for a total consideration of $425 million. For additional details on the transaction, please refer to the press release issued by FBRT on March 10, 2025.

Richard Byrne, CEO of FBRT and Chairman of the FBRT Board of Directors, said, “This acquisition represents a transformational milestone for FBRT, strategically expanding our multifamily lending capabilities. The transaction is highly synergistic and positions FBRT to deliver long-term stockholder value through book value growth and enhanced earnings streams.”

Further commenting on the acquisition, Michael Comparato, President of FBRT, shared, “By adding agency lending capabilities onto our platform, we’ve taken a major step toward delivering a fully integrated, ‘one-stop shop’ solution for our clients. The cultural alignment we recognized early on with NewPoint has only deepened through the closing process and we look forward to executing on future opportunities in partnership with the NewPoint team.”

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of March 31, 2025, FBRT had approximately $5.7 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.

About NewPoint Real Estate Capital

NewPoint Real Estate Capital L.L.C. (NewPoint) is a prominent commercial real estate finance company delivering lending solutions to investors of multifamily, affordable housing, seniors housing, healthcare, and manufactured housing properties nationwide. NewPoint leverages technology, data, capital, and the expertise of its industry-leading team to provide loan origination, servicing, execution, and a suite of Agency and curated proprietary products to meet the evolving needs of borrowers. In addition to being a Fannie Mae DUS®, Freddie Mac Optigo®, and FHA/HUD MAP and LEAN Lender, as well as an approved issuer of Ginnie Mae securities, NewPoint also offers proprietary bridge and affordable housing financing, as well as third-party placement solutions.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," “positions,” "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

Investor Relations Contact:

Lindsey Crabbe

l.crabbe@benefitstreetpartners.com

Media Contact:

Meghan Costello

m.costello@benefitstreetpartners.com